Exhibit 10.1

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION

Teton Petroleum Company (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Law”), hereby changes its name to “Teton Energy Corporation” (the “Name Change”) by the filing of this Certificate of Amendment to the Certificate of Incorporation. The Name Change was duly adopted in accordance with the provisions of Section 242 of the Law as set forth below. The Corporation

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation to change the Corporation’s name to “Teton Energy Corporation” Such resolutions declared the Name Change and the Amendment to be advisable, recommended the Name Change and the Amendment to the stockholders of the Corporation and called a meeting of the stockholders of the Corporation for consideration thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Name Change and the Amendment.

IN WITNESS WHEREOF, said Teton Petroleum Company has caused this Certificate of Amendment to be signed by Karl F. Arleth, its President, this 28th day of June, 2005.

TETON PETROLEUM COMPANY (now known as TETON ENERGY CORPORATION), a Delaware corporation
BY:
/s/ Karl F. Arleth
TITLE:	President

NAME:	Karl F. Arleth